Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

HORIZON HEALTH CORPORATION

TABLE OF CONTENTS

* * * * * * *

ARTICLE I	OFFICES		1

	1.1	Registered Office and Agent	1
	1.2	Other Offices	1

ARTICLE II	STOCKHOLDERS		1

	2.1	Place and Manner of Meetings	1
	2.2	Annual Meeting	1
	2.3	Voting List	1
	2.4	Special Meetings	2
	2.5	Notice	2
	2.6	Quorum	2
	2.7	Majority Vote; Withdrawal of Quorum	2
	2.8	Method of Voting	2
	2.9	Presiding Officer and Conduct of Meetings	3
	2.10	Record Date; Closing Transfer Books	3
	2.11	Fixing Record Dates for Consents to Action	3
	2.12	Action Without Meeting	3

ARTICLE III	DIRECTORS		3

	3.1	Management	3
	3.2	Number; Qualification; Election; Term	4
	3.3	Chairman of the Board	4
	3.4	Change in Number	4
	3.5	Removal	4
	3.6	Vacancies	4
	3.7	Election of Directors	4
	3.8	Place and Manner of Meetings	4
	3.9	First Meetings	5
	3.10	Regular Meetings	5
	3.11	Special Meetings	5
	3.12	Action Without Meeting	5
	3.13	Quorum; Majority Vote	5
	3.14	Compensation	5
	3.15	Procedure	6

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ARTICLE IV	COMMITTEES OF THE BOARD OF DIRECTORS		6

	4.1	Designation	6
	4.2	Procedure	6
	4.3	Removal	6
	4.4	Responsibility	6

ARTICLE V	NOTICE		6

	5.1	Method	6
	5.2	Waiver	6

ARTICLE VI	OFFICERS		7

	6.1	Number	7
	6.2	Election	7
	6.3	Other Officers	7
	6.4	Term	7
	6.5	Removal	7
	6.6	Vacancies	7
	6.7	Compensation	7
	6.8	Chief Executive Officer.	7
	6.9	President	8
	6.10	Vice president	8
	6.11	Secretary	8
	6.12	Assistant Secretary	8
	6.13	Treasurer.	9
	6.14	Assistant Treasurer	9
	6.15	Filling of Offices	9

ARTICLE VII	CERTIFICATES AND STOCKHOLDERS		10

	7.1	Shares.	10
	7.2	Lost or Destroyed Certificates	10
	7.3	Transfer of Shares	10
	7.4	Registered Stockholders	11

ARTICLE VIII	GENERAL PROVISIONS		11

	8.1	Dividends and Reserves.	11
	8.2	Books and Records	11
	8.3	Checks and Notes	11
	8.4	Securities of Other Corporations	12
	8.5	Fiscal Year	12
	8.6	Seal	12
	8.7	Resignation	12
	8.8	Amendment of Bylaws	12
	8.9	Table of Contents; Headings	12
	8.10	Construction	12

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AMENDED AND RESTATED BYLAWS

OF

HORIZON HEALTH CORPORATION

ARTICLE I

OFFICES

1.1 Registered Office and Agent. The registered office and registered agent of the corporation shall be as designated with the Secretary of State of the State of Delaware, as it may be changed from time to time.

1.2 Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware, as the board of directors may from time to time determine, or as the business of the corporation may require.

ARTICLE II

STOCKHOLDERS

2.1 Place and Manner of Meetings. All meetings of the stockholders shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Stockholders may participate in such meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting as provided herein shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

2.2 Annual Meeting. An annual meeting of the stockholders shall be held on the last Thursday during the month of January, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 8:45 A.M., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which time the stockholders shall elect a board of directors, and transact such other business as may properly be brought before the meeting.

2.3 Voting List. At least ten (10) days before each meeting of stockholders a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. Such list, for a period of ten (10) days prior to the meeting, shall be kept on file at a place within the city where the meeting is to be held and shall be subject to inspection by any stockholder for any purpose germane to the meeting, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any stockholder who may be present.

2.4 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, or by these bylaws, may be called by the chairman of the board, the chief executive officer, the president, the board of directors, or the holders of not less than one-tenth of all the shares entitled to vote at the meetings. Business transacted at all special meetings shall be confined to the objects stated in the notice of the meeting.

2.5 Notice. Except as otherwise provided or permitted by statute, written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting either personally or by mail, by or at the direction of the chairman of the board, the chief executive officer, the president, the secretary or the officer or person calling the meeting, to each stockholder of record entitled to vote at the meeting, provided that such notice may be waived as provided in Section 5.2 of these bylaws. If mailed, such notice shall be deemed to be delivered when deposited in the mail addressed to the stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid.

2.6 Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation or by these bylaws. If a quorum is not present or represented at a meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.7 Majority Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any matter brought before such meeting, unless the matter is one upon which, by express provision of the statutes or of the certificate of incorporation, or of these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such matter. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.8 Method of Voting. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the certificate of incorporation. At any meeting of the stockholders each stockholder having the right to vote may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact, and being otherwise valid under Delaware law. Each proxy shall be filed with the secretary of the corporation prior to or at the time of the meeting. Voting for directors shall be in accordance with Section 3.7 of these bylaws.

2.9 Presiding Officer and Conduct of Meetings. The chairman of the board of directors shall preside at all meetings of the stockholders and shall automatically serve as chairman of such meetings. In the absence of the chairman of the board of directors, then the chief executive officer or president of the corporation, as the case may be, shall preside at the meetings of the stockholders and shall automatically be the chairman of such meeting, unless and until a different person is elected by a majority of the shares entitled to vote at such meeting.

2.10 Record Date; Closing Transfer Books. The board of directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of the stockholders, the record date to be not less than ten (10) nor more than sixty (60) days prior to said meeting (but in any event not prior to the date upon which the resolution fixing the record date is adopted by the board of directors); or the board of directors may close the stock transfer books for such purpose for a period of not less than ten (10) nor more than sixty (60) days prior to such meeting. In the absence of any action by the board of directors, the record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which the notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

2.11 Fixing Record Dates for Consents to Action. Unless a record date shall have previously been fixed or determined pursuant to Section 2.10 hereof, whenever action by stockholders is proposed to be taken by consent in writing without a meeting of stockholders, the board of directors may fix a record date for purposes of determining stockholders entitled to consent to an action without a meeting. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to an action in writing without a meeting shall be determined as provided by statute.

2.12 Action Without Meeting. Unless otherwise provided in the certificate of incorporation of the corporation, any action required by statute to be taken at any annual or special meeting of the stockholders, or any action that may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted and shall be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of any action by stockholders without a meeting by less than unanimous written consent, as and to the extent required by Delaware law, shall be given to those stockholders who did not consent in writing to the action.

ARTICLE III

DIRECTORS

3.1 Management. The powers of the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed by, the board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

3.2 Number; Qualification; Election; Term. The number of directors, which shall constitute the whole board of directors, shall consist of not less than three (3) nor more than nine (9) directors, none of whom shall be required to be stockholders of the corporation or residents of the State of Delaware. Within the limits above specified, the number of directors shall be determined by resolution of the board of directors.

3.3 Chairman of the Board. The board of directors shall, at its first regular meeting, elect one director to act as chairman of the board. The chairman of the board shall hold this office until the next regular meeting of the directors or until his successor is elected and qualified. The chairman of the board of directors, subject to the control of the board of directors, shall perform such duties and shall have all powers commonly incident to that office, and shall have such other powers and such other duties as may be assigned to him by the board of directors from time to time. The chairman of the board, when present, shall preside at all meetings of the board of directors and shall preside at all meetings of stockholders.

3.4 Change in Number. The number of directors may be increased or decreased from time to time as provided for in Section 3.2 but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors may be filled by a majority of the directors then in office to serve until the next meeting of stockholders at which directors are elected or may be filled by election at an annual meeting or at a special meeting of stockholders called for that purpose.

3.5 Removal. At any meeting of the stockholders, any director or directors may be removed from office, without assignment of any reason therefore, by a majority vote of the shares or class of shares, as the case may be, which elected the director or directors to be removed if notice of intention to act upon such matter shall have been given in the notice calling such meeting. Failure to elect directors to fill the unexpired term of the director so removed shall be deemed to create a vacancy or vacancies in the board of directors.

3.6 Vacancies. Any vacancy occurring in the board of directors (by death, resignation, retirement, removal, increase in the number of directors or otherwise) may be filled (a) by election at an annual or special meeting of stockholders called for that purpose, or (b) by an affirmative vote of a majority of the directors then remaining in office, though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

3.7 Election of Directors. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. Cumulative voting shall not be permitted.

3.8 Place and Manner of Meetings. Meetings of the board of directors, regular or special, may be held either within or without the State of Delaware. Members of the board of directors may participate in such meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting as provided herein shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.9 First Meetings. The first meeting of each newly elected board may be held without further notice immediately following the annual meeting of stockholders, and at the same place.

3.10 Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board.

3.11 Special Meetings. Special meetings of the board of directors may be called by the chairman of the board or by the chief executive officer on three (3) days notice to each director, unless the notice is given by regular mail in which case ten days notice shall be required. Notices may be delivered personally or as otherwise allowed by Section 5.1 of these bylaws. Special meetings shall be called by the chairman of the board, by the chief executive officer or secretary in like manner and on like notice on the written request of two (2) directors. Except as otherwise expressly provided by statute, or by the certificate of incorporation, or by these bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

3.12 Action Without Meeting. Any action required by statute to be taken at a meeting of the board of directors, or any action which may be taken at a meeting of the board of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board of directors and the writing or writings are filed with the minutes of the proceedings of the board of directors. Such consent shall have the same force and effect as a unanimous vote at a meeting.

3.13 Quorum; Majority Vote. At all meetings of the board of directors, a majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business unless a greater number is required by law or by the certificate of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors unless the act of a greater number is required by statute, by the certificate of incorporation or by these bylaws. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.14 Compensation. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of special or standing committees may, by resolution of the board of directors, be allowed like compensation for attending committee meetings.

3.15 Procedure. The board of directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the corporation.

ARTICLE IV

COMMITTEES OF THE BOARD OF DIRECTORS

4.1 Designation. The board of directors may, by resolution adopted by a majority of the whole board, designate from its members one or more committees, to consist of one or more of the directors of the corporation, which shall have such powers and the members of which shall hold office for such periods as the board of directors may determine.

4.2 Procedure. Each such committee shall keep regular minutes of its proceedings and report the same to the board of directors when required.

4.3 Removal. Any member of any such committee may be removed by the board of directors by the affirmative vote of a majority of the whole board, whenever in its judgment the best interests of the corporation will be served thereby.

4.4 Responsibility. The designation of any committees and the delegation of authority to any such committees shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.

ARTICLE V

NOTICE

5.1 Method. Whenever by statute or the certificate of incorporation or these bylaws, notice is required to be given to any stockholder or director, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing, postage prepaid, addressed to the director or stockholder at the address appearing on the books of the corporation, or by any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the mails. Notice to directors may also be given by personal telephone call to the director, by overnight delivery by a nationally recognized overnight courier service (with such notice to be deemed given when delivered to the courier service addressed to the director at his address appearing on the books of the corporation and with the courier’s delivery charges prepaid or provided for by the corporation) or by transmitting such notice by facsimile or electronic mail to the director at his facsimile number or electronic mail address on the books of the corporation (with such notice to be deemed given when such facsimile or electronic mail transmission is completed).

5.2 Waiver. Whenever, by statute or the certificate of incorporation or these bylaws, notice is required to be given to any stockholder or director, a waiver thereof in writing signed by the person or persons entitled to such notice or sent by electronic transmission by the person or persons entitled to notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

ARTICLE VI

OFFICERS

6.1 Number. Subject to Section 6.3, the officers of the corporation may consist of a chairman of the board, a chief executive officer, a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. Any two (2) or more offices may be held by the same person.

6.2 Election. The board of directors, at its first regular meeting, shall elect a chief executive officer, a president, a secretary and a treasurer to serve until their successors are elected, none of whom need be a member of the board, a stockholder, or a resident of the State of Delaware.

6.3 Other Officers. The board of directors may also elect or appoint such other officers and agents as it shall deem necessary, who shall be appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board. Any two (2) or more offices may be held by the same person.

6.4 Term. Each officer of the corporation shall hold office until his successor is chosen and qualified in his stead or until his death or until his resignation or removal from office.

6.5 Removal. Any officer or agent of the corporation elected or appointed by the board of directors may be removed by the board of directors, with or without cause, whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, held by such individual. Any other employee of the corporation may be removed by the chairman of the board, the chief executive officer, or the president whenever in such officer’s judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy created by the removal of an officer or agent shall be filled by the board of directors. Election or appointment of an officer or agent or member of a committee shall not of itself create contract rights.

6.6 Vacancies. Any vacancy in any office because of death, resignation, removal or otherwise, may be filled by the board of directors for the unexpired portion of the term.

6.7 Compensation. The compensation of all officers and agents shall be fixed by a compensation committee of the board of directors to be designated by the board of directors from time to time pursuant to Section 4.1 of these bylaws, subject to such directives as may be prescribed from time to time by the board of directors.

6.8 Chief Executive Officer. The chief executive officer, subject to the control of the board of directors, shall be the chief executive officer of the corporation and shall in general supervise and control all of the business and affairs of the corporation and see that all orders and resolutions of the board of directors are carried into effect. The chief executive officer may execute, with the secretary or any other officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation. He may agree upon and execute any deeds, mortgages, leases, bonds, contracts or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of chief executive officer, and such other duties as may be prescribed by the board of directors from time to time. The chief executive officer shall, in the absence of the chairman of the board, preside at all meetings of the stockholders and of the board of directors.

6.9 President. The president, subject to the control of the board of directors, shall be the chief operating officer of the corporation and shall in general supervise and control the business and affairs of the corporation not otherwise reserved to the chief executive officer by the board of directors, and shall see that all orders and resolutions of the board are carried into effect. The president may execute, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation. He may agree upon and execute any deeds, mortgages, leases, bonds, contracts or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of chief operating officer, and such other duties as may be prescribed by the board of directors from time to time. He shall, in the absence of the chairman of the board and the chief executive officer, preside at all meetings of the stockholders and of the board of directors.

6.10 Vice President. The vice presidents in the order of their seniority of position, unless otherwise determined by the board of directors shall, in the absence or disability of the president, perform the duties and have the authority and exercise the powers of the president. They shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

6.11 Secretary. The secretary shall attend all sessions of the board of directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the executive committee when required, or any other committee, if requested. He shall give, or cause to be given, notice of the meetings of the board of directors and stockholders where such notices are required by these bylaws to be given. He shall keep in safe custody the seal of the corporation, and when authorized by the board of directors or a committee appointed by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary. He shall be under the supervision of the president. He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the chief executive officer or the president may from time to time delegate.

6.12 Assistant Secretary. The assistant secretaries in the order of their seniority unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and have the authority and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe, or as the chief executive officer or the president or the secretary may from time to time delegate.

6.13 Treasurer.

(a) The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

(b) He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board of directors, or whenever the board may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

(c) If required by the board of directors, he shall give the corporation a bond in such form, in such sum and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money, or other property of whatever kind in his possession or under his control belonging to the corporation.

(d) He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe, or as the chief executive officer or the president may from time to time delegate.

6.14 Assistant Treasurer. The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and have the authority and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or the chief executive officer or the president or the treasurer may from time to time delegate.

6.15 Filling of Offices. The board of directors of the corporation shall not be required to fill the offices of vice president, assistant secretary, and assistant treasurer, or to name any committee of the board until, in the opinion of the board, there is a need for such office, committee, or any of them, to be filled.

ARTICLE VII

CERTIFICATES AND STOCKHOLDERS

7.1 Shares.

(a) Certificated and Uncertificated Shares. The shares of the corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares shall be entitled to a certificate representing such shares.

(b) Certificates. Shares represented by certificates shall be consecutively numbered, and shall be entered in the books of the corporation as they are issued. Each certificate shall state on the face thereof the holder’s name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by the laws of the State of Delaware. Each share certificate issued by the corporation shall be signed by, or in the name of the corporation by, the chairman of the board, or the president or any vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

7.2 Lost or Destroyed Certificates. The board of directors may direct a new certificate representing shares to be issued or may register uncertificated shares in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

7.3 Transfer of Shares. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation or its transfer agent shall issue a new certificate to, or register uncertificated shares in the name of, the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon presentation to the corporation or its transfer agent of the corporation of an instruction with a request to transfer, pledge or release an uncertificated share or shares, along with proper evidence of succession, assignment or authority to transfer, the corporation or its transfer agent shall register the transfer, pledge or release upon its books, and shall provide the registered owner with such notices as may be required by law. Transfers of shares shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney and filed with the secretary or the transfer agent of the corporation.

7.4 Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Dividends and Reserves.

(a) Declaration and Payment. Subject to statute and the certificate of incorporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of the corporation. The declaration and payment shall be at the discretion of the board of directors.

(b) Record Date. The board of directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, such record date to be not more than sixty (60) days prior to the payment date of such dividend. In the absence of any action by the board of directors, the date upon which the board of directors adopts the resolution declaring the dividend shall be the record date.

(c) Reserves. By resolution the board of directors may create such reserve or reserves out of the earned surplus of the corporation as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for any other purpose they think beneficial to the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

8.2 Books and Records. The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders and board of directors. The corporation or a transfer agent shall keep stock books of the corporation in which shall be recorded the number and class of shares issued, the names and addresses of the owners of the shares, the number and class owned by them respectively, whether such shares are represented by certificates or are uncertificated, and the transfer of such shares with the date of transfer.

8.3 Checks and Notes. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

8.4 Securities of Other Corporations. The chief executive officer shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer held or owned by the corporation, and to make, execute and deliver any waiver, proxy or consent with respect to any such security, subject to any directions by the board of directors.

8.5 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

8.6 Seal. The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form as the board of directors may prescribe. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced otherwise.

8.7 Resignation. Any director, officer or agent may resign by giving written notice to the president or the secretary. The resignation shall take effect at the time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

8.8 Amendment of Bylaws. The board of directors shall have the power to make, alter, amend or repeal these bylaws at any meeting at which a quorum is present by an affirmative vote of the majority of the directors present at such meeting, provided notice of the proposed repeal, alteration or amendment is contained in the notice of such meeting.

8.9 Table of Contents; Headings. The table of contents and headings used in these bylaws have been inserted for convenience only and do not constitute matter to be construed in interpretation.

8.10 Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

(a) The remainder of these bylaws shall be considered valid and operative; and

(b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

The undersigned hereby certifies that the foregoing Amended and Restated bylaws were unanimously adopted by the board of directors of the corporation on the      day of             , 2005, TO WITNESS WHICH I have hereunto affixed my signature.

David K. Meyercord, Secretary